MUFG Americas Holdings Corporation Investor Presentation for the Quarter Ended March 31, 2019 MUFG Americas Holdings Corporation

Forward-Looking Statements and Non-GAAP Financial Measures This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “expect," “target,” “anticipate,” “intend,” “plan,” “seek," "estimate,” “potential,” “project,” "forecast," "outlook," or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” "might," or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above, in this presentation, or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial condition, results of operations and prospects. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes the tangible common equity capital ratio to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. This presentation should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our 10-Q for the quarter ended March 31, 2019. MUFG Americas Holdings Corporation Investor Presentation, 1Q19 2

Overview of U.S. Presence

- Mitsubishi UFJ Financial Group (MUFG) U.S. franchise is the 11th largest among U.S. banks with combined total assets of $337 billion[1] as of 12/31/2018
- Strong footprint in affluent West Coast markets complemented by national reach via Wholesale & Investment Banking and PurePoint
- Experienced local management team and a majority of independent board members
- High quality loan portfolio with historically strong credit performance – non-performing assets and net charge-offs generally below peer group
- Strong credit ratings and benefit from ownership by MUFG, one of the world's largest financial organizations
- Strong balance sheet with high-quality capital base and strong liquidity – Tier 1 risk-based capital ratio of 13.95% (vs. 11.61% reference banks[2] average)



Chicago (4)
New York (3)
MUFG
PUREPOINT.
FINANCIAL
UnionBank
Texas (7):
Dallas (3)
Houston (4)
Florida (8):
Miami (5)
Tampa (3)

1. Source: 12/31/18 FR Y-7Q
2. Reference banks consist of 13 CCAR-filing public regional banks (BBT, CFG, CMA, COF, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, ZION) plus the four largest U.S. money center banks (BAC, C, JPM, WFC).

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

3

MUFG has a Significant Presence in the U.S.

Significant presence in the United States through MUFG Americas Holding Corp. (MUAH), its Intermediate Holding Company, as well as through MUFG branches, collectively referred to as Combined U.S. Operations (CUSO)



Mitsubishi UFJ Financial Group (MUFG)
100%
Mitsubishi UFJ Securities Holdings (MUS)
100%
MUFG Bank, Ltd. (formerly Bank of Tokyo-Mitsubishi UFJ, Ltd.)
100%
Mitsubishi UFJ Trust and Banking (MUTB)
4.9%
95.1%
Combined U.S. Operations
Branches
MUFG Americas Holdings Corp (MUAH)
Intermediate Holding Company
MUFG Bank NY
3/31/19 assets: $140.4B
MUTB NY
3/31/19 assets: $16.2B
MUFG Bank LA
3/31/19 assets: $9.9B
MUFG Bank Chicago
3/31/19 assets: $3.9B
MUFG Union Bank, N.A. (MUB)
3/31/19 assets: $133.4B
MUFG Securities Americas (MUSA)
3/31/19 assets: $33.9B
Non-Bank Subs (Leasing)
3/31/19 assets: $3.4B1
Latin America & Canada Operations
MUFG Americas
MUFG U.S.

MUFG[2]

- ***Total Assets:*** $2.8 trillion, 5th largest globally
- ***Loans:*** $1.0 trillion
- ***Locations:*** ~1,800
- ***Employees:*** ~150,000 across 50+ countries
- ***Deposits:*** $1.6 trillion, 6th largest globally

MUFG U.S.

- ***Total Assets:*** $337 billion[3]
- ***Loans:*** $192 billion, 8th largest among U.S. Banks[3]
- ***Locations:*** 377 branches (incl. PurePoint)[4]
- ***Employees:*** ~13,250 FTE[5]
- ***Deposits***: $167 billion[3]

1. Net of intercompany eliminations
2. MUFG: Total Assets, Loans, and Deposits as of 12/31/2018 using an exchange rate of USD 1.00 = JPY 111.00; global rankings for Total Assets and Deposits are as of 12/31/2017; locations, employees, and countries are as of 9/30/2018
3. MUFG U.S.: Total Assets of $337 billion, Loans of $192 billion, and Deposits of $167 billion; including intercompany adjustments as of December 31, 2018
4. Includes all U.S. branches and PurePoint financial centers
5. Source: MUAH's 12/31/2018 10-K filing, number of full-time equivalent (FTE) employees for MUAH only

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

4

Who We Are MUFG has grown to become MUFG Americas serves our one of the largest individual, corporate, and comprehensive financial groups institutional clients in the United in the world, building on over States, Canada, and Latin 360 years of financial expertise America Mitsubishi UFJ Financial Group (MUFG) MUFG Americas MUFG U.S. MUFG Americas Holdings Corporation (MUAH) MUFG U.S. includes MUAH, as well MUAH is a U.S. financial and bank as our MUFG Bank and MUTB U.S. holding company that includes branches, collectively referred to as MUFG Union Bank N.A., MUFG Combined U.S. Operations (CUSO) Securities Americas and all MUFG's non-branch U.S. subsidiaries MUFG Americas Holdings Corporation Investor Presentation, 1Q19 5

MUFG's Journey in the Americas We serve our corporate and investment banking clients under the MUFG Brand; our consumer, Corporate and Investment Integration wealth, and commercial MUFG builds global banking formed of U.S. Banking banking clients under the network of overseas Operations Union Bank brand; Union Bank, formerly bases comparable to Union Bank becomes under MUAH/ and our direct banking known as Bank of major banks of wholly owned subsidiary of MUFG Union Stephen Cummings is named business under the California, is formed Europe and U.S. MUFG Bank CEO for the Americas PurePoint brand 1864 1970s 2008 2014 2015 2017 Today 1880 1988 2010 - 2013 2016 2019 MUFG, formerly known MUFG acquires Acquired: Formation of MUAH as Intermediate Acquired Intrepid as Yokohama Specie Union Bank • Tamalpais Bancorp (2010) Regional Bank Holding Company Investment Bankers Bank, Bank of Tokyo, is ~$600 million assets under Single Consolidates MUFG U.S. formed Leadership Subsidiaries, including Acquired Trade • Frontier Bank (2010) MUFG Securities Americas Payable Services ~$3 billion assets (Enhanced Prudential (TPS), a leading Standards Implementation) supply chain finance • Pacific Capital Bancorp (2012) platform, from GE ~$6 billion assets Capital • Smartstreet (2012) ~$1 billion assets • First Bank (2013) ~$550 million assets • PB Capital (2013) ~$3.5 billion assets MUFG Americas Holdings Corporation Investor Presentation, 1Q19 6

Evolution of Strategic Plan

FY2015 ~ FY2017

Organizational Change

- Integrated Retail and Commercial Banking units under single leadership
- Enhanced Prudential Standards implementation (Intermediate Holding Company formation in 2016)

Business Strategy

- Launched **PurePoint Financial**
- Entered into **unsecured consumer lending** and **credit card** businesses
- Built **MUFG capital markets platform**
- Initiated **balance sheet optimization**

Regulatory Compliance

- Enhanced liquidity & compliance areas
- Invested in operational risk capabilities in areas of liquidity, IT risk, and compliance

Operational Efficiency

- Implemented expense initiatives including spans and layers, and organizational simplification to fund above initiatives

FY2018 ~ FY2020

Business Strategy

- Expand and diversify Regional Banking business model and balance sheet (**unsecured consumer lending, PurePoint, mortgage servicing rights**)
- Product / market expansion in Wholesale and Investment Banking (e.g., **leveraged finance, securitized products, supply chain finance**)
- **Balance sheet optimization** (e.g., liquidity and capital management)

Regulatory Compliance

- Further development of operational risk capabilities

Operational Efficiency

- Expand expense reduction initiatives
- Launch of Technology Transformation program (**core banking, data, cloud**)
- Customer journey-based digitalization
- Optimize capital efficiency (including capital distributions)

Inorganic Opportunity

- Seek opportunities having high strategic alignment and return on equity contribution (e.g., Trade Payable Services and Intrepid Investment Bankers)

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

7

Key Strategic Initiatives Business Strategic Imperatives Acquire and Deepen Customer Optimize Balance Sheet Relationships Manage Risk & Compliance Enhance Profitability & Create Digitalize & Enhance Infrastructure Effectively and Efficiently Paradigm Shift in Productivity Organic and through opportunistic acquisitions Select Priority Initiatives Enterprise Wholesale Bank Regional Bank Financial Sponsors / Leveraged Finance Unsecured Consumer Finance Transformation Program Working Capital Solutions Digital Banking Securitized & Warehoused Products Deposit Gathering Mortgage Servicing Rights Equity Margin Lending MUFG Americas Holdings Corporation Investor Presentation, 1Q19 8

Regional Banking Overview

One of the largest regional bank holding companies in the United States, serving customers nationally through PurePoint Financial and in the West Coast leveraging the 150-year history and brand of Union Bank

$70 Billion Loans[1]	
6th	Jumbo mortgage portfolio in the **U.S.**[2]
TOP 16	Commercial Real Estate portfolio in the **U.S.**[3]
$9B	**Commercial & Industrial** loans as of 3/31/2019
~7%	Mid-market commercial west coast share[4]

$59 Billion Deposits[1]	
342	Full-service branches in California, Oregon and Washington[1]
5th	Retail deposit market share in **California** (4.0%)[5]
17th	Total deposit market share in the **U.S.**[6]
$6.8B	**PurePoint** deposits as of 03/31/2019 (vs. $3.6 billion as of 03/31/2018)

1. As of 3/31/2019
2. Source: Data as of 12/31/18, sourced from Inside Mortgage Finance newsletter from 3/29/19
3. Source: Commercial Mortgage Alert as of 12/31/17
4. Source: Based on % of lead relationships as a % of the total market, 2018 Greenwich Associates Market Tracking Program (Union Bank - CA/OR/WA - $20MM - 2B - Full Year 2018)
5. Source: SNL Financial as of 6/30/18, Pro Forma ownership which captures any known M&A or branch closure activity up to the current date, $500M deposit cap applied as a proxy for Retail deposits
6. Source: SNL Financial as of 6/30/18, Pro Forma ownership which captures any known M&A or branch closure activity up to the current date, no deposit cap applied

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

9

MUAH Key Business Segments

Diversification across segments and products as illustrated through revenue and earnings mix. Key MUAH business segments[1] consist of:

Regional Banking

Provides banking products and services to individual and business customers in California, Washington, and Oregon through five major business lines: Consumer Banking, Commercial Banking, Real Estate Industries, Wealth Markets, and PurePoint Financial which is a national platform for non-footprint areas

U.S. Wholesale & Investment Banking[2]

Delivers a full suite of products and services to large and mid-corporate customers based on industry-focused coverage teams, including credit as well as global treasury management, capital market solutions, foreign exchange, and interest rate risk products

Transaction Banking

Offers working capital management and asset servicing solutions, including deposits and treasury management, trade finance, and institutional trust and custody to customers

MUFG Securities Americas

Engages in capital markets origination activities, domestic and foreign debt and equity securities transactions, private placements, collateralized financings, and securities borrowing and lending transactions

1Q 2019 Revenues by Segment ($MM)



$316
22.3%
$128
9.0%
$83
5.9%
$188
13.3%
$700
49.5%
Regional Bank
U.S. Wholesale & Investment Banking
Transaction Banking
MUSA
Other³

1Q 2019 Net Income by Segment ($MM)



$89
$70
$8
$5
$12
Regional Banking
U.S. Wholesale & Investment Banking
Transaction Banking
MUSA
Other³

1. Source: Form 10-Q for quarter end March 31, 2019
2. Marketed as Japanese Corporate and Investment Banking for Japanese corporate customers
3. Other includes Corporate Treasury, fees from affiliates and noninterest expenses associated with MUFG Bank, Ltd. branch banking operations

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

10

Regional Banking Lines of Business

Consumer Banking	Commercial Banking	Real Estate Industries	Wealth Markets	PurePoint Financial
Loans: $44.2B Deposits: $37.1B Revenue: $446MM	Loans: $9.8B Deposits: $9.2B Revenue: $110MM	Loans: $14.2B Deposits: $2.4B Revenue: $81MM	AUM/AUA: $31B Loans: $1.8B Deposits: $3.4B Revenue: $43MM	Deposits: $6.8B Revenue: $10MM
• Branch Banking • Private Banking • Mortgage Banking • Unsecured Lending • Small Business • Digital Channels	• Middle Market • Business Banking • Specialty Niches • Professional Services • SBA Lending	• Institutional Markets • Regional Markets • Community Development Finance • Commercial Mortgage	• Private Wealth Management • TES • Investment Management • Brokerage	• National Digital Bank • Financial Centers (22 Financial Centers across 6 markets)

Regional Bank Strategic Objectives

Diversify and Grow Revenue Streams on West Coast and Select Products on a National Scale	**Deepen Existing Customer Relationships and Increase Acquisition of Customers in Target Segment**	**Grow Deposits to Fund Assets at an Optimal Cost**	**Enhance Operational Capabilities to Achieve Customer and Revenue Objectives while Preparing the Bank for the Future**	**Improve ROE and Efficiency Ratio**

Financials as of or for period ending 3/31/2019. Line of business revenue totals do not add up to total Regional Bank revenue due to allocation and rounding differences.

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

11

Wholesale and Investment Banking Franchise Key Products Corporate Loan Project Leasing & Tax • Covers wholesale and investment Loans Syndications Finance Equity banking customer loans across the United States included in MUAH's total commercial loan portfolio of Funds Asset-based Equity Margin Supply Chain over $40 billion1 Finance Loans Lending Finance • Consists of industry segments across MUAH, which are served by a broad suite of products across Capital Treasury M&A/Event MUAH, including credit, Transaction Markets (Debt Management Rates and FX Finance Banking and securities products & Equity) Services Key Market Segments U.S.: Core Businesses: Strong Core Markets: Deeply  Growth Business: New  Key Market Globally Momentum Entrenched Investment • Strategy – Continue • Corporate Loans • Financial Institutions • Leveraged Finance Progression, “Up and to • Project Finance • Diversified Industrials • Supply Chain Finance the Left” • Leasing & Tax Equity • Power & Utilities • Equity Margin Lending • Objective – Trusted • Funds Finance • TMT Advisor • Asset-based Loans • Oil & Gas • Balance Sheet & • Capital Markets (IG • Public Finance Investment Supports Bonds) • Entertainment Finance Strategy • Treasury Mgmt. Services • Retail • Healthcare 1. As of March 31, 2019 MUFG Americas Holdings Corporation Investor Presentation, 1Q19 12

Multi-Year Transformation Focuses on Five Key Goals Client Experience Business Agility Effective Controls Collaboration Growth A differentiated user The ability for our An effective control A modern, A growth-oriented, experience for our businesses to move environment collaborative efficient enterprise for clients fast ◦ Improve and workplace for our our shareholder colleagues ◦ Delight clients with ◦ Pivot to an agile integrate controls ◦ Enable growth a seamless product operating model throughout the data ◦ Empower rich goals of our suite enabling their that allows more lifecycle knowledge sharing businesses via new technology financial goals rapid development ◦ Enhance straight- ◦ Support inorganic ◦ Provide effortless and launch through ◦ Streamline growth aspirations processing to processes with an access to the bank ◦ Deliver a flexible, Deliver committed across channels secure, and reduce operational end-to-end customer risk cost savings ◦ Anticipate client scalable view needs technology ◦ Leverage platform to capture automation to ◦ Worry about opportunities faster strengthen protecting our monitoring and risk clients, so they don’t management have to Leading to the Four Pillars of the Transformation Program Data Analytics Technology Agile Core Banking and Modernization and Transformation Functionality (API, Cloud, etc.) Talent Optimization MUFG Americas Holdings Corporation Investor Presentation, 1Q19 13

Digitalization Roadmap: Journey Based Organization 1 CUSTOMER-CENTRIC OBJECTIVES Consumers “Make it safe “Make it “Make it “Do for “Think and secure” easy to do” faster” Me” for Me” Small Business 2 CUSTOMER-CENTRIC ORGANIZATION Leverage technology to enable Commu Educati and innovate digital customers’ nication on UI/UX DIGITAL banking experience DIGITAL CUSTOMER AWARENESS EXPERIENCE Coordin DIGITAL Research ation PRODUCTS & INNOVATION Enable & Innovate Chatbot Voice Banking Wearable IoT Technology Acquire Service Identify Pay Financial Account Channel Wellness Aggregation Integration 3 UTILIZING DATA & INSIGHTS Contactless Artificial Machine Learning Blockchain Intelligence -Test -Define Journeys -Learn 3. Optimize 1. Discover -Identify Pain Points -Improve Data 2. Active & Engage -Target customers -Personalize offer MUFG Americas Holdings Corporation Investor Presentation, 1Q19 14

Leadership Team and Board of Directors



Stephen Cummings ■

MUFG	MEO, Regional Executive for the Americas and MEO of Global Corporate & Investment Banking Business Group
MUFG Bank	MEO, Regional Executive for the Americas, Deputy Chief Executive, Global Corporate & Investment Banking Business Unit and CEO for MUAH, Global Commercial Banking Business Unit
MUAH/MUB	President & CEO



Kazuo Koshi ■

MUFG	MEO and Deputy Regional Executive for the Americas
MUFG Bank	MEO, Deputy REA and Regional Head for Latin America
MUAH/MUB	PMO (as MUFG/MUFG Bank Deputy REA)



NORTH AMERICA WHOLESALE & INVESTMENT BANKING

Kevin Cronin ■
Head of North America Wholesale & Investment Banking



TRANSACTION BANKING

Ranjana Clark ■
Chief Transformation Officer & Head of Transaction Banking



FINANCE

Johannes Worsoe ■
Chief Financial Officer



LEGAL

Michael Coyne ■
General Counsel



REGIONAL BANKING

Timothy Wennes ■
West Coast President & Head of Regional Banking



MUFG SECURITIES AMERICAS (MUSA)

William Mansfield ■
Regional Head of Global Markets & CEO of MUSA



RISK

Donna Dellosso ■
Chief Risk Officer



HUMAN RESOURCES

Amy Ward ■
Chief Human Resources Officer



JAPANESE CORPORATE BANKING

Seiichiro Akita ■
Head of Japanese Corporate Banking for the Americas



CHIEF OF STAFF

Masatoshi Komoriya ■
Chief of Staff



SYSTEMS/OPERATIONS

Christopher Higgins ■
Chief Information & Operations Officer



CORPORATE ADMINISTRATIONS

Michael Thom
Chief Corporate Administrative Officer

Board Members

Independent Board Members

- Toby S. Myerson
- Robin Bienfait
- Michael D. Fraizer
- Mohan S. Gyani
- Ann F. Jaedicke
- Suneel Kamlani
- Barbara L. Rambo
- Dean A. Yoost

Shareholder Appointees

- Masato Miyachi
- Stephen Cummings
- Kazuo Koshi
- Muneaki Tokunari

■ MUAH Policy Making Officer (PMO)
MEO: Managing Executive Officer
REA: Regional Executive for the Americas

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

15

MUFG takes pride in our Achievements in Banking and Serving Our Communities MUFG Achievements 2017 Outstanding Rating Community Reinvestment Act Most Recent Performance Evaluation (2012—2014), Office of the Comptroller of the Currency 2017 Ranjana Clark, Most Powerful Women in Banking American Banker Magazine 2017 Top Lead Arranger for Clean-Energy and Energy-Smart Technologies Financing Six of Last Eight Years, Bloomberg’s New Energy Finance League Table 2018 Bloomberg Gender Equality Index 2019 Corporate Equality Index Earning a perfect score for the sixth consecutive year, Human Rights Campaign Foundation Corporate Social Responsibility Commitment to Communities (CRA rating of outstanding) 46,470 hours 6,700+ $41 billion $11.2 billion Volunteer hours3 completed by New businesses created1 In total pledged commitments under In environmentally sustainable MUFG employees in 2018 our 5-year Community Service finance2 Action Plan 40 million 14% $2.4 billion+ Families served1 Reduction commitment in In lending and investments to 2 (through access to food / other programs) greenhouse gas emissions  support affordable housing 1. As of 12/31/2016 2. As of 12/31/2018 3. Source: VolunteerMatch.com MUFG Americas Holdings Corporation Investor Presentation, 1Q19 16

Financial Summary for MUAH This section only includes financials and other disclosures for MUAH and excludes MUFG Americas operations outside of MUAH 17

2019 First Quarter MUAH Results For the Three Months Ended March 31, December 31, March 31, (Dollars in millions) 2019 2018 2018 Results of operations: Net interest income $ 783 $ 825 $ 825 Noninterest income 632 573 382 Total revenue 1,415 1,398 1,207 Noninterest expense 1,170 1,051 1,084 Pre-tax, pre-provision income 1 245 347 123 (Reversal of) provision for credit losses 38 63 (2) Income before income taxes and including noncontrolling interests 207 284 125 Income tax expense (benefit) 28 31 (42) Net income including noncontrolling interests 179 253 167 Deduct: Net (income) loss from noncontrolling interests 5 4 (1) Net income attributable to MUAH $ 184 $ 257 $ 166 Compared to the first quarter of 2018, net income increased by $18 million • Total revenue was $1.4 billion, up $208 million or 17.2% from the first quarter of 2018 largely due to a $250 million increase in noninterest income, offset by a $42 million decrease in net interest income due to a decline in the net interest margin offset by an increase in earning assets. • Noninterest income increased as a result of a nonrecurring loss on certain renewable energy investments of $164 million recorded in the first quarter of 2018 as a result of the TCJA and an increase in fees from affiliates from services provided to MUFG Bank, Ltd. under the master services agreement. • Net interest margin decreased primarily due to an increase in funding costs partially offset by the favorable effect of noninterest bearing deposits in a rising rate environment. • Earning assets increased largely due to increases in interest bearing deposits in banks, and residential mortgage, commercial and industrial, and home equity and other consumer loans. 1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle MUFG Americas Holdings Corporation Investor Presentation, 1Q19 18

MUAH Balance Sheet and Profitability Highlights as of Period End

- $170.7 billion in total assets, of which MUB has $133.4 billion and MUSA has $33.9 billion
  - Assets comprised of high-quality mortgage / C&I loans ($88 billion) and highly liquid securities ($28 billion), among others
- Strong deposit base ($93 billion) supported with wholesale funding

	As of Period End		
(Dollars in millions)	March 31, 2019	December 31, 2018	March 31, 2018
Balance sheet (end of period)			
Total assets	$ 170,707	$ 168,100	$ 157,310
Total loans held for investment	87,587	86,507	81,400
Total securities	28,216	27,215	27,301
Securities borrowed or purchased under repo	22,860	22,368	19,902
Trading account assets	10,889	11,213	12,565
Total deposits	92,905	90,979	83,532
Securities loaned or sold under repo	27,425	27,285	26,391
Long-term debt	17,335	17,918	14,085
Trading account liabilities	3,896	4,027	3,874
MUAH stockholders' equity	16,897	16,508	18,193
Performance ratios			
Net interest margin [1,2]	2.06%	2.26%	2.32%
Return on average assets [1]	0.44	0.67	0.42
Return on average MUAH stockholders'	4.41	5.83	3.66
Return on tangible common equity [1,4]	5.76	7.35	4.69
Efficiency ratio [3]	82.67	77.98	89.84
Adjusted efficiency ratio [5]	78.96	72.47	75.64

Compared to the previous quarter:

- Total assets increased $2.6 billion driven by increased loans held for investment of $1.1 billion, securities borrowed or purchased under repo of $0.5 billion, and cash and cash equivalents of $0.6 billion.
- Loans held for investment increased primarily due to growth in the commercial and industrial and unsecured consumer loan portfolios.
- Total deposits increased $1.9 billion substantially due to time deposits related to brokered deposits and PurePoint Financial.

1. Annualized based on year to date activity
2. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rates of 21% for 2018 and 2019
3. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income)
4. Non-GAAP financial measure. Refer to our separate reconciliation of non-GAAP financial measures in our 10-Q for the quarter ended March 31, 2019
5. Non-GAAP financial measure. Refer to our separate reconciliation of non-GAAP financial measures in the Appendix for the quarters ended March 31, 2018 and 2019 and in our 10-K for the year ended December 31, 2018

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

19

Positive Balance Sheet Growth Trends Earning Asset Mix1 Loan Portfolio Composition2 Lease Financing, 1.5% Trading Assets & Other, Securities Purchased 7.4% Construction, 1.9% under Repo and Cash and Cash Residential Borrowed, 14.5% Equivalents, 3.9% Commercial Mortgage, 17.5% Mortgage, 43.9% Securities, 17.6% Loans, 56.6% Commercial & Home Equity & Other Industrial, 28.9% Consumer, 6.3% Earning Assets3 ($B) Deposit Growth4 ($B) +6.3% +10.7% 5 6 32 31 3 4 4 32 33 33 13 13 11 12 13 22 21 20 20 21 27 27 27 28 27 12 15 5 7 10 4 4 4 4 83 85 87 4 81 82 9 9 9 10 10 33 32 33 34 33 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 Money Market Savings Interest Checking Loans Securities Time Deposit Non-Interest Bearing Securities Purchased under Repo and Borrowed Trading Assets & Other Cash and Cash Equivalents 1. Average balance for the quarter ended March 31, 2019. May not total 100% due to rounding 2. Period-end total loans held for investment, including all nonperforming loans and purchased credit-impaired loans. May not total 100% due to rounding 3. Average quarterly balances and growth rate may not total due to rounding MUFG Americas Holdings Corporation Investor Presentation, 1Q19 4. Ending quarterly balances and growth rate may not total due to rounding 20

Strong Deposit Base

Regional Banking

- Focus on growing core deposits with innovative new products and promotions
- Target nationwide customers via PurePoint to build alternative funding source
  - Expand deposit and loan product offerings

Transaction Banking

- Focus on key customer segments, with improved customer segmentation and pricing strategies
- Align product and platform build-outs to increase PxV and drive core balance growth

Deposit Breakdown ($B)

$92.9 billion 1Q19 Deposits



Transaction & Money Market
Savings
Time
Non-Interest Bearing
$31.5
34%
$37.3
40%
$14.5
16%
$9.6
10%

Major Deposit Share in Key California Locations[1,2]

Metropolitan Statistical Area (MSA) / State	Rank	Share (%)
Santa Maria-Santa Barbara, CA	2	16.50
San Diego-Chula Vista-Carlsbad, CA	3	14.21
Salinas, CA	5	8.97
Los Angeles-Long Beach-Anaheim, CA	4	8.17
Fresno, CA	4	6.65
Oxnard-Thousand Oaks-Ventura, CA	5	5.70
Sacramento-Roseville-Folsom, CA	5	4.43
Riverside-San Bernardino-Ontario, CA	6	4.03
San Francisco-Oakland-Berkeley, CA	7	2.53
San Jose-Sunnyvale-Santa Clara, CA	10	2.21
Overall California	**4**	**5.73**

1. Source: SNL Financial as of 6/30/18, "Pro Forma" ownership which captures any known M&A or branch closure activity up to the current date, no deposit cap applied
2. The above balances do not include PurePoint deposits which are primarily placed with customers outside MUB's West Coast markets

MUFG Americas Holdings Corporation Investor Presentation, 1Q19
21

Consumer Loan Portfolio Consumer portfolio continues to exhibit strong credit quality Residential Mortgage Loan Portfolio Home Equity & Other Consumer Portfolio1 Period-end Loan Balances and Net Charge-offs ($MM) Period-end Loan Balances and Net Charge-offs ($MM) $38,439 38,439 $36,660 $37,552 $38,059 $1 $1 $0 $0 — 1Q18 2Q18 3Q18 4Q18 1Q19 Net Charge-offs Residential Mortgage 1. Quarterly balances may not total due to rounding MUFG Americas Holdings Corporation Investor Presentation, 1Q19 22

Consumer Loans Performed Well Through the Crisis

Residential Mortgage Performance Trends (30 days Past Due + in Foreclosure)[3]


40.0%
30.0%
20.0%
10.0%
0.0%
1Q10
1Q11
1Q12
1Q13
1Q14
1Q15
1Q16
1Q17
1Q18
1Q19
MUAH
MBA-CA Conventional
National Conventional
MBA-CA Conventional ARM

Home Equity and Other Consumer Total Delinquency (30 Days + Past Due)[3,4]


3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
1Q10
1Q11
1Q12
1Q13
1Q14
1Q15
1Q16
1Q17
1Q18
1Q19
MUAH
National (SA)
CA HE 30+ (NSA)

Residential Mortgage Portfolio as of March 31, 2019:

- 36% interest-only (non-amortizing)
  - 65% weighted average LTV[1] for the I/O portfolio
- No subprime programs or option ARM loans
- Low delinquency rate due to focus on prime loans, high FICO scores, and low LTVs
- 81% of the consumer portfolio has a refreshed FICO score of 720 and above[2]
- 94% has an LTV less than or equal to 80%

1. At origination
2. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans
3. Data Source: Consumer Lending Monthly Summary and Key Statistics; Source: Residential – Mortgage Bankers Association, Home Equity-American Bankers Association
4. National (SA) is seasonally adjusted American Bankers Association data; Benchmark metrics are reported on a one quarter lag

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

23

Commercial Loan Portfolio Commercial loan balance remains stable in 1Q2019; net charge-offs continue to illustrate strong credit quality Commercial and Corporate Loan Portfolio Period-end Loan Balances and Net Charge-offs (Recoveries) ($MM) MUFG Americas Holdings Corporation Investor Presentation, 1Q19 24

Commercial Real Estate Overview

Largely secured, California-focused commercial real estate-purposed loans[1] with strong credit performance

Q1 2019 Property Type Breakdown


Unsecured: 5.9%
Other: 14.5%
Multi-Family: 36.0%
Industrial: 11.9%
Secured 94%
Retail: 16.1%
Office: 15.7%

Q1 2019 Geographic Distribution[2]


Other: 13.8%
Los Angeles: 20.5%
Oregon: 2.1%
Ilinois: 3.7%
Washington: 7.6%
Orange: 8.9%
California 65%
New York: 7.3%
San Diego: 11.0%
Other: 15.5%
Santa Clara: 4.2%
Alameda: 3.1%
San Bernadino: 2.3%

Commercial Real Estate Statistics

($ MM)	December 31, 2018	March 31, 2018	March 31, 2019
Commitments	$ 22,315	$ 21,119	$ 22,544
Commercial and Industrial	3,878	3,347	3,835
Commercial Mortgage	15,594	14,689	15,544
Construction	2,843	3,082	3,166
Outstandings	18,527	17,851	18,553
Commercial and Industrial	1,580	1,548	1,580
Commercial Mortgage	15,334	14,468	15,282
Construction	1,613	1,835	1,691
Nonperforming Loans	12	16	12

1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses. Does not include CMBS in the investment or trading portfolios
2. Excludes loans not secured by real estate; subsets of California reported by Metropolitan Statistical Area (MSA); may not add to 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

25

Asset Quality Trends

Nonaccrual Loans / Total Loans[1,2]



1.0%
0.5%
0.0%
0.63%
0.59%
0.56%
0.52%
0.72%
0.59%
0.43%
0.49%
0.49%
0.49%
1Q18
2Q18
3Q18
4Q18
1Q19
MUAH
Reference Banks' Average3

Net Charge-offs (Recoveries) / Average Loans[1,4]



1.0%
0.5%
0.0%
-0.5%
0.44%
0.39%
0.41%
0.44%
0.47%
0.05%
0.04%
0.03%
0.31%
0.08%
1Q18
2Q18
3Q18
4Q18
1Q19
MUAH
Reference Banks' Average3

Criticized[5] & Nonaccrual Loans / Total Loans



5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
1.94%
1.82%
1.80%
1.46%
1.99%
0.43%
0.49%
0.49%
0.49%
0.72%
1Q18
2Q18
3Q18
4Q18
1Q19
Criticized Percent of Total Loans Held For Investment
Nonaccrual Loans % Of Total Loans Held For Investment

Nonperforming Assets by Loan Type ($MM)



$700
$600
$500
$400
$300
$200
$100
$0
22
102
15
211
0.22%
23
100
11
270
0.25%
20
111
12
268
0.26%
1
19
121
12
269
0.25%
3
20
124
12
478
0.37%
1Q18
2Q18
3Q18
4Q18
1Q19
Commercial & Industrial
Commercial Mortgage
Residential Mortgage
Home Equity and Other Consumer
Other (OREO)
NPA / Total Assets

1. Source: SNL Financial and company reports
2. Total Loans for MUAH is based on Total Loans Held for Investment; Total Loans for Reference Banks' Average is based on gross loans which includes loans held for sale
3. Reference Banks consist of 13 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks' average based on reporting through April 26, 2019 (Source: SNL Financial)
4. Annualized ratio
5. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on regulatory ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

26

Strong Liquidity Position and Diverse Funding Mix • Strong liquidity position – as of quarter ended December 31, 2018, MUAH’s modified LCR ratio was 154% vs. 123% for core peers • Unpledged securities of $25.8 billion (as of 3/31/2019); ability to meet expected obligations for at least 18 months without access to funding • Key sources of funding consist primarily of customer deposits ($92.9 billion as of 3/31/2019), supplemented by wholesale funding ($26.0 billion as of 3/31/2019) • Diversified wholesale funding mix, including borrowings from the parent (Total Loss Absorbing Capacity debt), capital markets, and Federal Home Loan Bank (FHLB) of San Francisco • Unused FHLB capacity is $18.7 billion (as of March 31, 2019) MUAH Liquidity Coverage Ratio (As of 12/31/2018) Treasury Funding Profile (As of 3/31/2019) 1 Core peer (modified LCR) $ in billions avg. 123% MUAH 154% FHLB 14.6 KEY 138% HBAN 138% TLAC 6.5 BBT 127% MTB 126% TERM DEBT 2.6 FITB 123% CFG 115% FED FUNDS/CP 0.9 RF 111% OTHER BORROWINGS 1.6 STI 110% 1. Core peer set are BBT, CFG, CMA, FITB, HBAN, KEY, MTB, RF, STI. CMA is not required to disclose LCR (as assets are under $100 billion) MUFG Americas Holdings Corporation Investor Presentation, 1Q19 27

High Quality Investment Portfolio 1,2 Investment Portfolio Commentary ($ in billions) • Agency residential mortgage-backed securities consist of securities guaranteed by a U.S. government corporation, such as Ginnie Mae, or a government-sponsored agency such as Freddie Mac or Fannie Mae • Commercial mortgage-backed securities are collateralized by commercial mortgage loans and are generally subject to prepayment penalties • CLOs consist of structured finance products that securitize a diversified pool of loan assets into multiple classes of notes • Other debt securities primarily consist of direct bank purchase bonds, which are not rated by external credit rating agencies Investment Portfolio Distribution2 US Treasury 14% CMBS 10% CLOs 5% US Govt-Sponsored Agencies 3% Other 5% RMBS 63% 1. Fair value of securities as of March 31, 2019 and December 31, 2018 respectively 2. Source: MUAH 10Q Filing as of March 31, 2019 MUFG Americas Holdings Corporation Investor Presentation, 1Q19 28

High Quality Securities Financing Portfolio (MUSA) as of 3/31/19 Securities Financing Maturity Profile • Securities financing activity largely conducted through MUSA 25,000 • Securities financing portfolio is primarily 20,000 $18,552 collateralized by high quality, liquid assets • Approximately 88% is collateralized by U.S. ) s 15,000 n o i l $11,835 Treasuries and Agency MBS and 12% is l i $10,809 M $10,154 ( $ 10,000 backed by equities, credit and other $6,539 $7,038 • Robust risk management framework governs 5,000 $2,432 $1,434 secured financing profile including guidelines 0 and limits for tenor gaps, counterparty 1 O/N and Continuous 2-30 days 31-90 days > 90 days concentration and stressed liquidity outflows Assets Liabilities Assets Liabilities 1.6% 3.5% 3.0% 2.7% 6.5% 6.5% U.S. Treasury Agency MBS 45.1% Corporate Bonds 52.5% 35.9% Municipal and Other 42.7% Equities 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory MUFG Americas Holdings Corporation Investor Presentation, 1Q19 29

Interest Rate Risk Management of Exposures Other Than Trading Net Interest Income (NII) Sensitivity ($MM) +200 bps 12-month horizon Gradual parallel yield curve shift over -100 bps For additional information regarding estimates and assumptions used in our net interest income sensitivity analysis see “Market Risk Management - Interest Rate Risk Management” in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 Form 10-K MUFG Americas Holdings Corporation Investor Presentation, 1Q19 30

Strong and High Quality Capital Base MUAH's capital ratios exceed the average of the Reference Banks1 Reference Banks' MUAH Capital Ratios Average1 March 31, March 31, December 31, Capital ratios: 2019 2019 2018 Regulatory: Common Equity Tier 1 risk-based capital ratio 10.53% 13.95% 13.96% Tier 1 risk-based capital ratio 11.61 13.95 13.96 Total risk-based capital ratio 13.68 14.60 14.60 Tier 1 leverage ratio 9.46 8.70 8.77 Other: Tangible common equity ratio2 8.21 7.96 7.89 MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III rules. 1. Reference Banks consist of 13 CCAR-filing public regional banks listed on slide 3 plus the four largest U.S. money center banks. Reference Banks’ average based on reporting through April 23, 2019 (Source: SNL Financial) 2. Non-GAAP financial measures. Refer to our separate reconciliation of non-GAAP financial measures in our 10-Q for the quarter ended March 31, 2019 and in our 10-K for the year ended December 31, 2018 MUFG Americas Holdings Corporation Investor Presentation, 1Q19 31

Internal TLAC1 MUAH has sufficient aggregate capital and debt to comply with TLAC requirements TLAC requirements for MUAH due to MUFG's status as a single point of entry G-SIB are: • 18.5% of RWA overall Internal TLAC requirement; minimum 6% must be issued as eligible long-term debt • Internal TLAC must be issued by MUAH to a foreign affiliate (MUFG Bank); internal TLAC instruments may not be issued to third party investors • TLAC-eligible long-term debt contains a contractual conversion ("bail-in") trigger while remaining external debt will not • Clean Holding Company requirements limit MUAH's external liabilities MUFG is expected to be the external TLAC issuing entity for the global organization Note: MUAH continues to evaluate the impact of the NPR issued in April 2018 by the Federal Reserve and OCC which is intended to recalibrate the enhanced supplementary leverage ratio 1. "Total Loss-Absorbing Capacity, Long-Term Debt, and Clean Holding Company Requirements for Systemically Important U.S. Bank Holding Companies and Intermediate Holding Companies of Systemically Important Foreign Banking Organizations," Federal Register Vol. 82, No. 14, January 24, 2017; does not include FHLB balances MUFG Americas Holdings Corporation Investor Presentation, 1Q19 32

Strong Credit Ratings

For the rating agencies, strong capital and conservative asset quality mitigate MUAH's financial performance and a higher level of wholesale funding relative to peers

Senior Unsecured / ST	Moody's	S&P	Fitch
Mitsubishi UFJ Financial Group, Inc. *Parent*	A1 P-1	A- -	A F1
MUFG Bank, Ltd. *OpCo*	A1 P-1	A A-1	A F1
MUFG Americas Holdings Corporation *Intermediate Holding Co.*	A2 -	A- A-2	A F1
MUFG Union Bank, N.A. (*OpCo*)	A2 P-1	A(1) A-1	A F1
MUFG Securities Americas Inc. *Broker Dealer*	N/R	A A-1	A F1

Reference Banks' Credit Ratings (3/31/19)

	Holding Company Ratings			Bank Ratings		
Long-term ratings	**S&P**	**Moody's**	**Fitch**	**S&P**	**Moody's**	**Fitch**
U.S. Bancorp	A+	A1	AA-	AA-	A1	AA-
Wells Fargo & Company	A-	A2	A+	A+	Aa2	AA-
MUAH	A-	A2	A	A	A2	A
BB&T Corporation	A-	A2	A+	A	A1	A+
JPMorgan Chase & Co.	A-	A2	AA-	A+	Aa2	AA
PNC Financial Services	A-	A3	A+	A	A2	A+
M&T Bank	A-	A3	A	A	A3	A
Bank of America Corp.	A-	A2	A+	A+	Aa2	AA-
Comerica	BBB+	A3	A	A-	A3	A
Fifth Third Bancorp	BBB+	Baa1	A-	A-	A3	A-
Citigroup Inc.	BBB+	A3	A	A+	Aa3	A+
KeyCorp	BBB+	Baa1	A-	A-	A3	A-
SunTrust Banks	BBB+	Baa1	A-	A-	Baa1	A-
Citizens Financial Group	BBB+	NR	BBB+	A-	Baa1	BBB+
Huntington	BBB+	Baa1	A-	A-	A3	A-
Capital One Financial Corp.	BBB	Baa1	A-	BBB+	Baa1	A-
Regions Financial Corp.	BBB+	Baa2	BBB+	A-	Baa2	BBB+
Zions Bancorporation	BBB+	Baa3	BBB	BBB+	Baa3	BBB

On April 16, 2018, S&P revised MUAH and MUB's outlook to positive from stable. The change in outlook is followed by S&P's revision to the MUFG Group's outlook to positive from stable which was a result of S&P revising the outlook on Japan's long-term sovereign rating as a result of healthier economic prospects to positive from stable.

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

33

2019 Capital Planning Cycle and 2018 Mid-Cycle DFAST Results

In February 2019, the FRB granted MUAH a one-year regulatory extension for participating in 2019 CCAR

- MUAH is subject to the U.S. Capital Plan rule and completed its Annual Capital Plan in April 2019

In October 2018, MUAH submitted its Mid-Cycle DFAST results to the FRB

The Mid-Cycle DFAST stress test results demonstrate MUAH's capital cushion in excess of regulatory minimums

- The 2018 BHC Severely Adverse scenario is characterized by a growing U.S. deficit, U.S. corporate debt defaults, and technology sector weakness

2018 Mid-Cycle BHC Severely Adverse Scenario Results

MUAH Actual and Projected Capital Ratios Using Dodd-Frank Capital Actions

	Actual June 30, 2018	Stressed Capital Ratios		Regulatory Post-Stress Minimums[2]
		September 30, 2020	Minimum[1]	
Common Equity Tier 1 Capital Ratio	16.2%	13.1%	13.1%	4.5%
Tier 1 Risk-based Capital Ratio	16.2%	13.1%	13.1%	6.0%
Total Risk-based Capital Ratio	17.1%	14.6%	14.6%	8.0%
Tier 1 Leverage Ratio	10.3%	7.7%	7.7%	4.0%

MUAH Actual and Projected Risk-Weighted Assets (RWA)

($ in billions)	Actual – June 30, 2018	Projected – September 30, 2020
Risk-Weighted Assets (Standardized)	$99.4	$92.4

[1] Represents minimum projected capital ratio from 3Q18 through 3Q20

[2] Minimum post-stress regulatory ratios as defined in the Comprehensive Capital Analysis and Review 2018 Summary Instructions for LISCC and Large and Complex Firms, February 1, 2018

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

34

Appendix 35

Reconciliation of Non - GAAP Measures - Adjusted Efficiency Ratio

(Dollars in millions)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	As of Period End				
Noninterest expense (a)	$ 1,170	$ 1,051	$ 1,059	$ 1,083	$ 1,084
Less: Costs associated with services provided to MUFG Bank, Ltd. branches in the U.S.	310	235	270	255	241
Noninterest expense, as adjusted (b)	$ 860	$ 816	$ 789	$ 828	$ 843
Total revenue (c)	$ 1,415	$ 1,398	$ 1,458	$ 1,421	$ 1,207
Less: Fees from affiliates for services provided to MUFG Bank, Ltd.'s branches in the U.S.	326	303	292	278	256
Less: Impact of TCJA	—	—	—	—	(164)
Total revenue, as adjusted (d)	$ 1,089	$ 1,095	$ 1,166	$ 1,143	$ 1,115
Efficiency ratio (a)/(c)	82.67%	75.20%	72.59%	76.18%	89.84%
Adjusted efficiency ratio (b)/(d)	78.96%	74.55%	67.61%	72.39%	75.64%

The adjusted efficiency ratio is a non-GAAP financial measure. Management believes adjusting the efficiency ratio for the fees and costs associated with services provided to MUFG Bank, Ltd. branches in the U.S. enhances the comparability of MUAH's efficiency ratio when compared with other financial institutions. Management believes adjusting revenue for the impact of the TCJA enhances comparability between periods.

MUFG Americas Holdings Corporation Investor Presentation, 1Q19

36

MUAH Unsecured Long-Term Debt Outstanding and Maturity Schedule1 As of March 31, 2019 MUFG Americas Holdings Corp. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $400MM 3.50% Notes due 6/2022 $1,625MM Floating Rate Term Loan due 12/2021 -- -- $400MM 3.00% Notes due 2/2025 $3,250MM Floating Rate Term Loan due 12/2022 $1,625MM Floating Rate Term Loan due 12/2023 €21.0MM Floating Rate Term Loan due 12/2023 MUFG Union Bank, N.A. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $500MM 2.25% Notes due 5/2019 -- -- $1000MM 3.15% Notes due 4/2022 $300MM Floating Rate Notes due 3/2022 Other MUAH Subsidiaries Senior Subordinated Preferred External Issued to MUFG Bank / Affiliates External Issued to MUFG Bank / Affiliates -- $250MM Floating Rate Term Loans due 12/2020 - 5/2021 -- -- $223MM Fixed Rate Term Loans due 6/2019 - 5/2024 Long-Term Debt Redemption Schedule - Next 10 Years 1. Excludes nonrecourse debt, junior subordinated debt, FHLB Loans and capital leases MUFG Americas Holdings Corporation Investor Presentation, 1Q19 37

Contacts Contacts Alan Gulick Marcy Morita Managing Director Director 425-423-7317 415-273-2452 alan.gulick@unionbank.com marcy.morita@unionbank.com Investor Relations MUFG Americas Holdings Corporations 212-782-6872 DebtCapitalMarketsIR@unionbank.com MUFG Americas Holdings Corporation Investor Presentation, 1Q19 38